UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Optical Cable Corporation

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Neil D. Wilkin, Jr. President & CEO neil.wilkin@occfiber.com

March 15, 2010

Dear Fellow Shareholder:

We previously sent to you proxy materials for Optical Cable Corporation’s Annual Meeting of Shareholders to be held on Tuesday, March 30, 2010 at 10 am. If you have not already voted, please take a moment right now to ensure your shares are represented at this important meeting. Please return the enclosed proxy card in the envelope provided, or follow the instructions on the card to cast your vote by telephone or via the Internet.

*YOUR VOTE IS ESPECIALLY IMPORTANT THIS YEAR*

As you may be aware, rule changes applicable this year have eliminated broker discretionary voting in uncontested director elections. Brokers request voting instructions from shareholders who hold shares in “street name” through those brokers. Previously, if no voting instructions were received by a broker by the 10th day preceding the shareholder meeting, the broker could vote those “uninstructed shares” on routine matters, including uncontested director elections. Your broker can no longer vote for the election of directors without your instruction.

*YOUR BROKER CAN ONLY VOTE IF INSTRUCTED BY YOU*

Since we mailed you the proxy materials and the Company’s 2009 Annual Report, the Company has engaged the firm MacKenzie Partners, Inc. to assist in the solicitation of proxies. The Company anticipates the fees associated with the MacKenzie Partners’ services will not exceed $15,000, plus reimbursement of out-of-pocket expenses. To ensure adequate representation of shares at the annual meeting, supplemental solicitations also may be made by mail or by telephone, facsimile, e-mail, or personal interviews by Directors, officers and regular employees of the Company, none of whom will receive additional compensation for these services. All expenses incurred in connection with this solicitation will be borne by the Company.

Your vote is important, no matter how many or how few shares you may own. Please vote TODAY by telephone, via the Internet, or by completing, signing, dating and returning the enclosed white proxy card in the envelope provided.

Sincerely,

/s/ Neil D. Wilkin, Jr.

Neil D. Wilkin, Jr.

Chairman of the Board, President and Chief Executive Officer

REMEMBER:

You can vote your shares by telephone, or via the Internet.

Please follow the easy instructions on the enclosed proxy card.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

MACKENZIE PARTNERS, INC.

Shareholders call Toll Free: (800) 322 2885

Banks and Brokers Call Collect: (212) 929-5500

Neil D. Wilkin, Jr. President & CEO neil.wilkin@occfiber.com

March 15, 2010

Dear Fellow Shareholder:

We previously sent to you proxy materials for Optical Cable Corporation’s Annual Meeting of Shareholders to be held on Tuesday, March 30, 2010 at 10 am. If you have not already voted, please take a moment right now to ensure your shares are represented at this important meeting. Please return the enclosed proxy card in the envelope provided.

Since we mailed you the proxy materials and the Company’s 2009 Annual Report, the Company has engaged the firm MacKenzie Partners, Inc. to assist in the solicitation of proxies. The Company anticipates the fees associated with the MacKenzie Partners’ services will not exceed $15,000, plus reimbursement of out-of-pocket expenses. To ensure adequate representation of shares at the annual meeting, supplemental solicitations also may be made by mail or by telephone, facsimile, e-mail, or personal interviews by Directors, officers and regular employees of the Company, none of whom will receive additional compensation for these services. All expenses incurred in connection with this solicitation will be borne by the Company.

Your vote is important, no matter how many or how few shares you may own. Please vote TODAY by completing, signing, dating and returning the enclosed white proxy card in the envelope provided.

Sincerely,

/s/ Neil D. Wilkin, Jr.

Neil D. Wilkin, Jr.

Chairman of the Board, President and Chief Executive Officer

REMEMBER:

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

MACKENZIE PARTNERS, INC.

Shareholders call Toll Free: (800) 322-2885

Banks and Brokers Call Collect: (212) 929-5500